UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Marten Transport, Ltd.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

      We will be holding a Special Meeting of Stockholders of Marten Transport, Ltd. on Monday, August 11, 2003, at 9:00 a.m. local time, at our offices, 129 Marten Street, Mondovi, Wisconsin 54755.

      The sole purpose of the meeting is to approve an Amended and Restated Certificate of Incorporation to create a new class of capital stock designated as preferred stock, and increase the authorized number of shares of capital stock from 10,000,000 shares consisting solely of common stock to 25,000,000 shares of capital stock consisting of 23,000,000 shares of common stock and 2,000,000 shares of undesignated preferred stock.

      Although you are invited to attend the Special Meeting, we will not be making any presentation regarding Marten Transport at the Special Meeting. We suggest that you carefully read the enclosed Notice of Special Meeting and Proxy Statement.

      Please complete, sign, date and return the enclosed proxy card in the enclosed envelope in order to have your shares represented and voted at the Special Meeting.

Very truly yours,

Randolph L. Marten
Chairman of the Board and President

July 31, 2003

MARTEN TRANSPORT, LTD.

129 Marten Street
Mondovi, Wisconsin 54755

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 11, 2003

TO THE STOCKHOLDERS OF MARTEN TRANSPORT, LTD.:

      A Special Meeting of Stockholders of Marten Transport, Ltd will be held on Monday, August 11, 2003, at 9:00 a.m. local time, at our offices, 129 Marten Street, Mondovi, Wisconsin 54755 for the following purpose:

1.	To approve an Amended and Restated Certificate of Incorporation to create a new class of capital stock designated as preferred stock, and increase the authorized number of shares of capital stock from 10,000,000 shares consisting solely of common stock, $.01 par value, to 25,000,000 shares of capital stock consisting of 23,000,000 shares of common stock, $.01 par value, and 2,000,000 shares of undesignated preferred stock, $.01 par value.

      No other business will be conducted at the Special Meeting. Only stockholders of record as shown on the books of Marten Transport at the close of business on July 24, 2003 will be entitled to vote at the Special Meeting or any adjournments thereof. Stockholders are entitled to one vote for each share held of record at that time. The Proxy Statement and accompanying Proxy Card will first be mailed to stockholders on or about July 31, 2003.

By Order Of The Board of Directors

Thomas A. Letscher
Secretary

July 31, 2003

MARTEN TRANSPORT, LTD.

129 Marten Street
Mondovi, Wisconsin 54755

PROXY STATEMENT FOR

SPECIAL MEETING OF STOCKHOLDERS
AUGUST 11, 2003

INTRODUCTION

      A Special Meeting of Stockholders of Marten Transport, Ltd. will be held on Monday, August 11, 2003, at 9:00 a.m. local time, at our offices, 129 Marten Street, Mondovi, Wisconsin 54755. See the Notice of Meeting for the purposes of the meeting.

      A proxy card is enclosed for you to use to vote at the Special Meeting. You are solicited on behalf of the Board of Directors to MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED. Postage is not required if mailed in the United States. We will pay the cost of soliciting proxies, including preparing, assembling and mailing the proxies. We will also pay the cost of forwarding such material to the beneficial owners of our common stock, $.01 par value. Our directors, officers and regular employees may, for no additional compensation, solicit proxies by telephone or personal conversation. We may reimburse brokerage firms and others for the expenses of forwarding proxy material to the beneficial owners of our common stock.

      Any proxy given in accordance with this solicitation and received in time for the Special Meeting will be voted in accordance with the instructions given in the proxy. Any stockholder giving a proxy may revoke it at any time before its use at the Special Meeting by giving written notice of revocation to our Secretary. The revocation notice may be given before the Special Meeting, or a stockholder may appear at the Special Meeting and give written notice of revocation before use of the proxy.

      We expect to mail this Proxy Statement, the Proxy and Notice of Special Meeting to stockholders on or about July 31, 2003.

VOTING OF SHARES

      Only holders of common stock of record at the close of business on July 24, 2003, will be entitled to vote at the Special Meeting. At that time, we had 6,433,342 shares of common stock outstanding. For each share of common stock that you own of record at the close of business on July 24, 2003, you are entitled to one vote on each matter voted on at the Special Meeting. Holders of shares of common stock are not entitled to cumulative voting rights.

      Presence at the Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock on July 24, 2003 (3,216,672 shares) is required for a quorum to conduct business. In general, shares of common stock represented by a properly signed and returned proxy card will count as shares present at the Special Meeting to determine a quorum. This is the case regardless of whether the proxy card reflects votes against a matter, abstentions (or is left blank) or reflects a “broker non-vote” on a matter. A proxy card reflecting a broker non-vote is any that is returned by a broker on behalf of its beneficial owner customer and not voted on a particular matter, because voting instructions have not been received and the broker has no discretionary authority to vote.

      Assuming a quorum is present at the Special Meeting, approval of the proposal to approve our Amended and Restated Certificate of Incorporation requires the affirmative vote of a majority of our total shares of common stock issued and outstanding on the record date, whether present in person or represented by proxy. You may vote for or against a proposal, or may abstain from voting on a proposal. Abstentions and broker non-votes will be treated as shares present and entitled to vote, but not cast with respect to the proposal. Therefore, abstentions and broker non-votes have the same effect as votes against the proposal. Shares of common stock represented by properly executed proxy cards will be voted as directed on the proxy cards. Proxies signed by stockholders but lacking any voting instructions will be voted in favor of the proposal to approve our Amended and Restated Certificate of Incorporation.

      Randolph L. Marten, individually and as trustee under a voting trust agreement, the other trustees under the voting trust agreement, and Christine K. Marten, who have the right to vote, in the aggregate, approximately 58.2% of our outstanding common stock, have indicated that they intend to attend the Special Meeting in person or by proxy and to vote in favor of the proposal to approve our Amended and Restated Certificate of Incorporation. If they do so the proposal will be adopted.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Proposal 1

Introduction

      Effective July 14, 2003, our Board of Directors approved and declared the advisability of, subject to the approval of our stockholders, an Amended and Restated Certificate of Incorporation that:

•	creates a new class of capital stock designated as preferred stock;

•	increases the aggregate number of shares of capital stock that we have the authority to issue from 10,000,000 shares consisting solely of common stock to 25,000,000 shares, consisting of 23,000,000 shares of common stock, $.01 par value, and 2,000,000 shares of undesignated preferred stock, $.01 par value; and

•	gives our board of directors the power to designate and create one or more series of preferred stock out of such authorized preferred stock.

      Our Board of Directors believes that it is in our best interest to approve the Amended and Restated Certificate of Incorporation. A copy of the proposed Amended and Restated Certificate of Incorporation is attached hereto as Exhibit A.

      Our Certificate of Incorporation presently authorizes us to issue 10,000,000 shares of common stock. Any newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock. Under our Certificate of Incorporation, holders of our common stock do not have preemptive rights. Our Certificate of Incorporation presently does not authorize any preferred stock. The amendment would create an undesignated class of preferred stock. The undesignated preferred stock may be issued from time to time in one or more series with such designations, preferences, powers and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by the Board of Directors providing for the designation and creation of such series of preferred stock.

      If approved by our stockholders at the Special Meeting, the Amended and Restated Certificate of Incorporation will become effective upon the filing with the Secretary of State of the State of Delaware. We intend to make this filing promptly after approval by our stockholders. If our stockholders approve the proposed Amended and Restated Certificate of Incorporation, Article IV of our Certificate of Incorporation will be amended to read as follows:

ARTICLE IV

The aggregate number of shares of stock which the Corporation shall have authority to issue is Twenty-Five Million (25,000,000) shares, consisting of Twenty-Three Million (23,000,000) shares of common stock, $0.01 par value (the “Common Stock”), and Two Million (2,000,000) shares of preferred stock, $0.01 par value (the “Preferred Stock”). The Board of Directors is authorized, by resolution or resolutions thereof, to establish, out of the authorized but unissued shares of Preferred Stock, one or more series of such class, to designate each such series, and to fix the number of shares constituting such series and the rights, powers and preferences and relative participating, optional or other special rights, if any, and any qualifications, limitations or restrictions of each such series. Without limiting the authority of the Board of Directors granted hereby, each such class or series of Preferred Stock shall have such voting powers (full or limited or no voting powers), such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. Except as provided herein, by applicable law, or in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock, no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof. Each holder of Common Stock shall be entitled to one vote for each share held on all matters on which stockholders are generally entitled to vote.

      The other articles of our certificate of incorporation will not be amended, except that Article V, containing the name and address of our incorporator, will be deleted and the remaining articles will be renumbered.

Reasons and Effect of the Amendment

      We recently completed a three-for-two split of our common stock in the form of a 50% stock dividend distributed on July 24, 2003. Each stockholder of record as of the close of business on July 21, 2003 received an additional one-half share for each outstanding share of common stock held. The stock split increased the number of outstanding shares of common stock from 4,288,895 to 6,433,342 shares. We also have approximately 1,005,750 shares of common stock reserved for issuance under our various employee benefit plans, also giving effect to the stock dividend. Accordingly, as of the record date and after giving effect to the stock split, we had approximately 2,560,908 shares of common stock remaining available for issuance for other purposes. We determined that it would be prudent to increase our authorized capital to allow for potential future corporate needs.

      We are seeking our stockholders’ approval of the Amended and Restated Certificate of Incorporation to increase our authorized common stock, create a new class of capital stock designated as preferred stock, and give our board of directors the power to create and designate one or more series of preferred stock out of the authorized but unissued shares of preferred stock for several reasons.

      We have filed a Registration Statement on Form S-2 with the Securities and Exchange Commission for a public offering of up to 2,475,000 shares of common stock by us and 525,000 shares of common stock by certain selling stockholders, plus up to an additional 450,000 shares that may be sold by us or the selling stockholders to cover over-allotments. The selling stockholders are Randolph L. Marten, our Chairman and President, and Christine K. Marten, one of our directors and sister of Mr. Marten. Together the Martens beneficially own 58.2% of our common stock. The adoption of the Amended and Restated Certificate of Incorporation is necessary for us to have a sufficient number of authorized shares of common stock available to issue in connection with our proposed offering under the Registration Statement. The Registration Statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This proxy statement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

      In addition, our Board of Directors believes it is necessary to increase the number of shares of our authorized capital stock in order to provide us with the flexibility to issue common stock or preferred stock for a variety of business purposes which may arise and that our Board may deem advisable, without further action by our stockholders, unless required by law, regulation or Nasdaq rules. These purposes could include, among other things, the sale of stock to obtain additional capital or to acquire other companies, businesses or assets, to declare future stock dividends or stock splits, for use in additional stock incentive programs, and for other bona fide purposes. A greater flexibility for raising capital or acquiring other companies and businesses would benefit our internal growth and acquisition strategy, allow us to repay indebtedness if needed, fund stock-related employee benefits and fund other working capital and general corporate requirements. We currently have no plans to declare a stock dividend or stock split, other than the recently completed three-for-two stock split, and have no present plans, arrangements or understandings with respect to a possible acquisition.

      The authorization of undesignated preferred stock would permit the Board of Directors to create and designate preferred stock from time to time in one or more series. Subject to the provisions of the Amended and Restated Certificate of Incorporation and the limitations prescribed by law, the Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to create and designate shares, to fix the number of shares and to change the number of shares constituting any series and to provide for the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders. The Board of Directors would be required to make any determination to designate and create shares of preferred stock based on its judgment as to the best interests of the Company and its stockholders. The Amended and Restated Certificate of Incorporation would give the Board of Directors flexibility, without further stockholder action, to designate and create preferred stock on such terms and conditions as the Board of Directors deems to be in the best interests of the Company and its stockholders.

      It is not possible to state the effects of the amendment upon the rights of the holders of common stock until the Board determines the respective rights of the holders of one or more series of preferred stock. The effects of such issuance could include, however, (i) reductions of the amount otherwise available for payment of dividends on common stock, (ii) restrictions on dividends on common stock, (iii) dilution of the voting power of common stock, and (iv) restrictions on the rights of holders of common stock to share in the Company’s assets on liquidation or other transaction until satisfaction of any preference granted to the holders of such subsequently designated series of preferred stock. In addition, additional shares of common stock or preferred stock might be issued at times and under circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of our common stock.

Potential Anti-Takeover Effect and Other Provisions

      While the issuance of additional shares of our common stock or designation and creation of preferred stock may have the effect of impeding an unsolicited attempt by a person or entity to acquire control of the Company, our Board of Directors does not intend or view the adoption of the Amended and Restated Certificate of Incorporation as an anti-takeover measure nor are we aware of any proposed or contemplated transaction of this type. Our issuance of additional shares of common stock may, depending upon the circumstances under which the shares are issued, reduce stockholders’ equity per share, and will reduce the percentage of ownership of our common stock of existing stockholders.

      Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares (such as under a stockholder rights plan, or “poison pill”) could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. The ability of the Board of Directors to issue such additional shares of preferred stock, with rights, powers and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally. At the present time, the Company is not aware of any contemplated mergers, tender offers or other plans by a third party to attempt to effect a change in control of the Company. While the amendment may have anti-takeover ramifications, the Board of Directors believes that financial flexibility offered by the amendment outweighs any disadvantages.

      We also are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns or, in the case of affiliates or associates of the corporation owned, within three years prior to the determination of interested stockholder status, 15% or more of a corporation’s voting stock. The existence of this provision could prevent a takeover of our company with respect to transactions not approved in advance by the Board of Directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Board of Directors Recommendation

      Our Board of Directors recommends that our stockholders vote FOR the approval of the Amended and Restated Certificate of Incorporation. The proposal to approve the Amended and Restated Certificate of Incorporation requires the affirmative vote of a majority of our total shares of common stock issued and outstanding on the record date, whether present in person or represented by proxy. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR the approval of the Amended and Restated Certificate of Incorporation. Randolph L. Marten, individually and as trustee under a voting trust agreement, the other trustees under the voting trust agreement, and Christine K. Marten, who have the right to vote, in the aggregate, approximately 58.2% of our outstanding common stock, have indicated that they intend to attend the Special Meeting in person or by proxy and to vote in favor of the proposal to approve the Amended and Restated Certificate of Incorporation. If they do so the proposal will be adopted.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table shows, as of July 24, 2003, after giving effect to our three-for-two stock split effected in the form of a 50% stock dividend, the number of shares and percentage of our outstanding common stock beneficially owned by:

•	each of our executive officers and directors;

•	all of our executive officers and directors as a group; and

•	each stockholder known by us to beneficially own more than 5% of our outstanding common stock.

      The percentages shown prior to the offering are based on 6,433,342 shares of common stock outstanding at July 24, 2003. A person is deemed to have “beneficial ownership” of any security that he or she has a right to acquire within sixty (60) days after such date. Shares that a person has the right to acquire under stock options are deemed outstanding for the purpose of computing the percentage ownership of that person and all executive officers and directors as a group, but not for the percentage ownership of any other person or entity. As a result, the denominator used in calculating the beneficial ownership among our stockholders may differ. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power for all shares shown as beneficially owned by them.

	Shares
	Beneficially Owned

Name	Number	Percentage

Executive officers and directors(1):
Randolph L. Marten(2)	2,893,237	44.2%
Christine K. Marten(3)	908,737	14.0%
Darrell D. Rubel(4)	90,000	1.4%
Thomas J. Winkel(5)	46,125	*
Jerry M. Bauer(6)	56,250	*
Robert G. Smith(7)	47,250	*
Larry B. Hagness(8)	40,350	*
Timothy P. Nash(9)	9,750	*
John H. Turner(10)	11,250	*
All executive officers and directors as a group (9 persons)	4,102,949	59.8%
Other principal stockholders:
FMR Corp.(11)	671,550	10.4%
Heartland Advisors, Inc.(12)	620,302	9.6%

*	Less than one percent.

(1)	Unless otherwise indicated, the business address for the persons named in the above table is 129 Marten Street, Mondovi, Wisconsin 54755.

(2)	Includes 112,500 shares of common stock issuable upon exercise of outstanding stock options. All other shares had been subject to the Marten Voting Trust and Stock Restriction Agreement, for which Randolph L. Marten, Darrell D. Rubel, and G. Scott Nicastro served as trustees. That agreement was terminated July 24, 2003.

(3)	Includes 50,625 shares of common stock issuable upon exercise of outstanding stock options that have already vested or will vest within 60 days.

(4)	Includes 56,250 shares of common stock issuable upon exercise of outstanding stock options that have already vested.

(5)	Includes 45,000 shares of common stock issuable upon exercise of outstanding stock options that have already vested.

(6)	Consists of 56,250 shares of common stock issuable upon exercise of outstanding stock options that have already vested or will vest within 60 days.

(7)	Consists of 47,250 shares of common stock issuable upon exercise of outstanding options that have already vested or will vest within 60 days.

(8)	Includes 33,750 shares of common stock issuable upon exercise of outstanding stock options that have already vested.

(9)	Consists of 9,750 shares of common stock issuable upon exercise of outstanding options that have already vested or will vest within 60 days.

(10)	Consists of 11,250 shares of common stock issuable upon exercise of outstanding options that have already vested or will vest within 60 days.

(11)	On February 14, 2001, and prior to our July 24, 2003, three-for-two stock split effected in the form of a 50% stock dividend, FMR Corp. reported in a Schedule 13G/ A filed with the SEC that as of December 31, 2000, Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR (the “Fund”), beneficially owned 447,700 shares. Giving effect to the stock split, the shares beneficially owned by FMR Corp. were assumed to be the 671,550 shares reflected in the table above. The Board of Trustees of the Fund has sole voting power for all of the shares. The Fund, FMR Corp. (through its control of Fidelity), and Edward C. Johnson III (Chairman of FMR Corp.) each has the sole power to dispose of the shares owned by the Fund. Mr. Johnson, and various Johnson family members and trusts for their benefit, may be considered, by their stock ownership and the execution of a shareholders’ voting agreement, to form a controlling group of FMR Corp. The address of FMR Corp.’s principal business office is 82 Devonshire Street, Boston, Massachusetts 02109.

(12)	On February 13, 2003, and prior to our July 24, 2003, three-for-two stock split effected in the form of a 50% stock dividend, Heartland Advisors, Inc. (“Heartland”), reported in a Schedule 13G/ A filed with the SEC that as of December 31, 2002, it beneficially owned 413,535 shares. Giving effect to the stock split, the shares beneficially owned by Heartland on such date were assumed to be the 620,302 shares reflected in the table above. The Schedule 13G/A provides that of the 413,535 shares reported, Heartland has sole voting power for 47,785 of the shares and sole power to dispose of all of the shares. According to the filing, the shares beneficially owned by Heartland are held in investment advisory accounts of Heartland. The interests of one investment advisory account, Heartland Value Fund, amount to more than 5% of the class. Heartland Value Fund is a series of Heartland Group, Inc., a registered investment company. The Schedule 13G/ A also provides that of the 413,535 shares reported, 335,000 shares also may be deemed beneficially owned by William J. Nasgovitz as a result of his position as an officer and director of Heartland Group, Inc., which position could be deemed to confer upon him voting power over the shares Heartland Group, Inc. beneficially owns. The address of Heartland’s principal business office is 789 N. Water Street, Milwaukee, Wisconsin 53202.

PROPOSALS FOR THE NEXT ANNUAL MEETING

      Stockholder proposals intended to be presented in our proxy materials for the next Annual Meeting of Stockholders must be received by December 9, 2003, and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

      A stockholder who wishes to make a proposal at the next Annual Meeting without including the proposal in our proxy statement must notify us by February 22, 2004. If a stockholder fails to give notice by this date, then the persons named as proxies in the proxies we solicit for the next Annual Meeting will have discretionary authority to vote on the proposal.

Randolph L. Marten
Chairman of the Board and President

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION
OF
MARTEN TRANSPORT, LTD.

      Marten Transport, Ltd., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware, does hereby certify:

      FIRST: The present name of the corporation is Marten Transport, Ltd. The name in which Marten Transport, Ltd. originally incorporated under was Marten Transport Delaware, Ltd. and the date of filing the original Certificate of Incorporation of the corporation with the Secretary of State of the State of Delaware was April 19, 1988.

      SECOND: This Amended and Restated Certificate of Incorporation was duly adopted by and in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code.

      THIRD: This Amended and Restated Certificate of Incorporation not only restates and integrates, but also amends the provisions of the corporation’s Certificate of Incorporation as heretofore amended or supplemented.

      FOURTH: All amendments reflected in this Amended and Restated Certificate of Incorporation have been duly proposed by the Board of Directors of the corporation and adopted by the stockholders of the corporation in the manner and by the vote prescribed by Section 242 of the General Corporation Law of Delaware.

      FIFTH: The text of the Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of this corporation is Marten Transport, Ltd.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The aggregate number of shares of stock which the Corporation shall have authority to issue is Twenty-Five Million (25,000,000) shares, consisting of Twenty-Three Million (23,000,000) shares of common stock, $0.01 par value (the “Common Stock”), and Two Million (2,000,000) shares of preferred stock, $0.01 par value (the “Preferred Stock”). The Board of Directors is authorized, by resolution or resolutions thereof, to establish, out of the authorized but unissued shares of Preferred Stock, one or more series of such class, to designate each such series, and to fix the number of shares constituting such series and the rights, powers and preferences and relative participating, optional or other special rights, if any, and any qualifications, limitations or restrictions of each such series. Without limiting the authority of the Board of Directors granted hereby, each such class or series of Preferred Stock shall have such voting powers (full or limited or no voting powers), such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. Except as provided herein, by applicable law, or in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock, no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof. Each holder of Common Stock shall be entitled to one vote for each share held on all matters on which stockholders are generally entitled to vote.

ARTICLE V

The number of directors constituting the Board of Directors of the Corporation shall be fixed from time to time in the manner provided in the Bylaws of the Corporation. Election of directors of the Corporation need not be by written ballot unless the Bylaws of the Corporation shall so provide. None of the directors need be a stockholder of the Corporation or a resident of the State of Delaware.

ARTICLE VI

The Corporation shall be managed by the Board of Directors, which shall have the authority to exercise all powers conferred under the laws of the State of Delaware including without limitation the power:

(a) To hold meetings, to have one or more offices, and to keep the books of the Corporation, except as otherwise expressly provided by law, at such places, whether within or without the State of Delaware, as may from time to time be designated by the Board of Directors.

(b) To adopt, amend or repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to adopt, amend or repeal such Bylaws.

(c) To accept or reject subscriptions for and to allot shares of stock of the Corporation and to dispose of shares of authorized stock of the Corporation, including the power to grant stock options and warrants, without action by the stockholders and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion, except as it is otherwise limited by law.

(d) To issue, sell or otherwise dispose of bonds, debentures, certificates of indebtedness and other securities, including those convertible into stock, without action by the stockholders and for such consideration and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion, except as it is otherwise limited by law.

ARTICLE VII

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article VII hall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by any such amendment. Any amendment to or repeal of this Article VII shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment or repeal.

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ARTICLE VIII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed this       day of                     , 2003, in its name and on its behalf by its Executive Vice President, Chief Financial Officer and Treasurer pursuant to Section 103 of the General Corporation Law of Delaware.

Darrell D. Rubel
Executive Vice President, Chief Financial
Officer and Treasurer

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Marten Transport, Ltd.

This Proxy is Solicited by the Board of Directors

      The undersigned hereby appoints RANDOLPH L. MARTEN, DARRELL D. RUBEL and FRANKLIN J. FOSTER, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Marten Transport, Ltd. held of record by the undersigned on July 24, 2003, at the Special Meeting of Stockholders to be held on August 11, 2003, and at any adjournments thereof.

1.	Proposal to approve the Amended and Restated Certificate of Incorporation of Marten Transport, Ltd. to create a new class of capital stock designated as preferred stock, increase the authorized number of shares of capital stock to 25,000,000 shares of capital stock, consisting of 23,000,000 shares of common stock, $.01 par value, and 2,000,000 shares of undesignated preferred stock, $.01 par value, and give the board of directors the power to designate and create one or more series of preferred stock out of such authorized preferred stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposal 1. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ____________________________________________________________________________, 2003

Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE